Exhibit 10.11

AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

                Amendment No. 3, dated as of September 29, 2006 (this “Amendment”), to the Note Purchase Agreement dated as of September 16, 2005, as amended by Amendment No. 1 thereto dated as of October 24, 2005 and Amendment No. 2 thereto dated as of July 21, 2006 (the “Note Purchase Agreement”), by and among GenuTec Business Solutions, Inc., a Montana corporation (the “Company”), Technology Investment Capital Corp., a Maryland corporation, individually (“TICC”) and as Collateral Agent, and Seaview Mezzanine Fund LP, a Delaware limited partnership (“Seaview”; TICC and Seaview, together with their respective successors, assigns and transferees, are sometimes referred to herein collectively as the “Purchasers”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.

R E C I T A L S

                A.            Pursuant to the Notes Purchase Agreement, the Company has issued to the Purchasers, and the Purchasers presently hold, Senior Secured Notes Due 2010 of the Company in the aggregate principal amount of $20,000,000.

                B.            The Company has requested, and the Purchasers have agreed, subject to certain conditions as hereinafter set forth, to extend the dates by which certain obligations were required to be performed, to amend certain of the financial covenants and other provisions set forth in the Note Purchase Agreement, and to waive an Event of Default that now exists by reason of the failure of a Registration Statement to be declared effective by the SEC on or prior to the first anniversary of the Closing Date.

                C.            Concurrently with the execution of this Amendment, the Company is issuing to the Purchasers (i) pursuant to the provision of Section 2.6 of the Stock Purchase Agreement, Warrants initially exercisable to purchase an aggregate of 250,000 shares (subject to adjustments as therein provided) of Company Common Stock (the “Stock Purchase Agreement Additional Warrants”) and (ii) in consideration of the execution of this Amendment by the Purchasers, additional warrants (which shall be in substantially the form set forth in Exhibit B to the Stock Purchase Agreement) initially exercisable to purchase an aggregate of 75,000 shares (subject to adjustment as therein provided) of Company Common Stock (the “Special Warrants”).

                NOW, THEREFORE, in consideration of the terms and conditions contained herein and of other goods and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.             Amendment to Section 2.1 of the Note Purchase Agreement.  Section 2.1 of the Note Purchase Agreement is hereby amended by adding the following new subsection (e) thereto immediately following subsection (d) thereof:

                “(e)         Special Fee.  In the event that the Company shall not complete a Qualified Equity Financing on or prior to January 31, 2007, the Company shall on February 1, 2007 pay to the Purchasers a fully earned and non-refundable fee in the aggregate amount of

$75,000, such fee to be allocated among the Purchasers pro rata in accordance with the respective outstanding principal amounts of the Notes then held by them."

                2.             Amendment to Section 3.1(b)(i) of the Note Purchase Agreement.  Section 3.1(b)(i) of the Note Purchase Agreement if hereby amended by deleting the date "November 15, 2006" set forth in clause (A) thereof and inserting in lieu thereof the date "January 31, 2007".

                3.             Amendment to Section 11.2 of the Note Purchase Agreement.  Section 11.2 of the Note Purchase Agreement is hereby amended by deleting the ratio "3.00 to 1.00" set forth opposite the date "September 30, 2006" contained in the table appearing in that Section and inserting in lieu thereof the ratio "1.75 to 1.00."

                4.             Amendment to Section 11.3 of Note Purchase Agreement.  Section 11.3 of the Note Purchase Agreement is hereby amended by deleting the ratio "3.00 to 1.00" set forth opposite the date "September 30, 2006" contained in the table appearing in that Section and inserting in lieu thereof the ratio "4.76 to 1.00."

                5.             Amendment to Section 11.4 of Note Purchase Agreement.  Section 11.4 of the Note Purchase Agreement is hereby amended by deleting the amount "$7,006,000" set forth opposite the date "September 30, 2006" contained in the table appearing in that Section and inserting in lieu thereof the amount "$4,200,000."

                6.             Amendment to Section 11.5 of Note Purchase Agreement.  Section 11.5 of the Note Purchase Agreement is hereby amended by deleting the amount "$20,615,000" set forth opposite the date "September 30, 2006" contained in the table appearing in that Section and inserting in lieu thereof the amount "$18,500,000."

                7.             Amendment to Section 12.1(n) of Note Purchase Agreement.  Section (n) of Section 12.1 of the Note Purchase Agreement is hereby amended to read in full as follows:

                "(n)  no Registration Statement shall have been declared effective by the SEC on or prior to January 15, 2007. or"

                8.             Waiver of Existing Default.  In consideration of the agreements and amendments herein set forth, the Purchasers hereby irrevocably waive any Event of Default now existing or which may have heretofore existed by reason of a breach of the Company of the provisions of Section 12.1(n) of the Purchase Agreement (as in effect prior to giving effect to this Amendment).

                9.             Effectiveness of Amendment:Issuance of Warrants: Payment of Expenses.  This Amendment shall become and be effective upon (i) its executive and delivery by the Company and one or more Purchasers constituting the Majority Purchasers, and (ii) issuance, execution and delivery by the Company to the Purchasers on the date hereof of the Stock Purchase Agreement Additional Warrants and the Special Warrants, such Warrants to be allocated among the Purchasers pro rata in accordance with the respective outstanding principal amounts of the Notes held by them. It is hereby further agreement that the Special Warrants shall constitute "Warrants," as such term is defined in the Stock Purchase Agreement, for all purposes of the Stock Purchase Agreement, the Registration Rights Agreement, the Note Purchase Agreement

and the other Note Documents.  The Company also agrees to pay all costs and expenses incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Nixon Peabody L.L.P., special counsel to TICC, and of Breslow & Walker, LLP, special counsel to Seaview, incurred in connection herewith.

                10.           Representations and Warrants of the Obligors.  The Company represents and warrants to the Purchasers that:

                (a)           After giving effect to this Amendment, the representation and warranties contained in Section 4 of the Note Purchase Agreement are true in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof except to the extent that such representations and warranties specifically related to an earlier date, in which case they are true in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing.

                (b)           The execution, delivery and performance by the Company of this Amendment are within its corporate powers and have been duly authorized by all necessary corporate action on the part of its board of directors.  This Amendment has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

                (c)           Neither the execution and delivery of the Company of this Amendment, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any properties or assets of the Company pursuant to, the Organizational Documents of the Company or any contract, agreement, mortgage, indenture, lease or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject, or any statute, ordinance, law, rule, regulation, order, writ, judgment, injunction, decree or award to which the Company of any of its assets are subject.

                (d)           No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person, including, without limitation, any creditor or stockholder of the Company is required in connection with the execution or delivery by the Company of this Amendment or the performance by the Company of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Amendment or any provisions hereof.

                (e)           The shares of Company Common Stock issuable upon exercise of the Stock Purchase Agreement Additional Warrants and the Special Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

                11.           Effect of Amendment.  It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Note Purchase Agreement, or the obligations of the Company thereunder, and all terms, conditions and other provisions of the Note Purchase Agreement and the other Note Documents shall remain in full force and effect except to the extent specifically amended, modified or waived pursuant to the provisions of this Amendment.

                12.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.  Delivery of manually executed counterparts of this Amendment shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

                13.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTREPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signatures on next page]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

GENUTECH BUSINESS SOLUTIONS, INC.

By:	/s/ Lee Danna
	Name:	Lee Danna
	Title:	CEO & President

PURCHASERS:

TECHNOLOGY INVESTMENT CAPITAL CORP., individually and as Collateral Agent

By:	/s/ Saul B. Rosenthal
	Name:	Saul B. Rosenthal
	Title:	President

SEAVIEW MESSANINE FUND LP

By:	Seaview GP, LLC, its general partner

	By:	/s/ David S. Montoya
Name: David S. Montoya
Title: Member